U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  April 25, 2011

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Trading in the stock of Star Buffet, Inc. (the “Company”) was suspended by Nasdaq on April 25, 2011.  Nasdaq has indicated that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting.  The delisting becomes effective ten days after the Form 25 is filed.  Transactions in the Company’s stock are currently being reported on the OTC Pink, Limited Information, under the symbol STRZ.  Investors are cautioned that transactions reported may reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions in the common stock. Additionally, investors are cautioned that the Company is not current in its reporting to the SEC having failed to file on Form 10-Q for the quarter ending November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: April 29, 2011	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer,
Chief Financial Officer, President and Chairman